UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California

(Address of principal executive offices) (zip code)

(424) 253-9991

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 8.01 below for details.

Item 8.01 Other Events

On August 4, 2015, the Company executed a lease for on an approximately 7,000 square foot food processing facility in Los Angeles County. The monthly rent and expenses for the facility are approximately $8,000 per month. As part of the lease, the Company paid approximately $40,000 in prepaid rent and security deposit. The facility has refrigeration and freezers already installed. The Company will begin the county health inspection process next week with the goal of having the facility licensed by the end of September. Once the facility is licensed by the county health inspector, it can begin manufacturing product for Nate's Homemade for delivery to smaller retailers while ABCO finalizes the SQF room for the larger retailers. Additionally, the facility will allow the Company to manufacture product for the Kiosk in Newport Beach.

The Company has already purchased the necessary equipment to manufacture the Nate's Homemade product line and will finalization installation this week.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: August 5, 2015	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO